                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                       THE PEP BOYS - MANNY, MOE & JACK
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                       THE PEP BOYS - MANNY, MOE & JACK
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       THE PEP BOYS -- MANNY, MOE & JACK
                           3111 WEST ALLEGHENY AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19132

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

              TO BE HELD ON WEDNESDAY, MAY 31, 1995 AT 10:00 A.M.
                                       AT
                        THE SHERATON VALLEY FORGE HOTEL
                         N. GULPH ROAD AND FIRST AVENUE
                           KING OF PRUSSIA, PA 19406

                               ----------------

To the Shareholders of The Pep Boys -- Manny, Moe & Jack:

  1. To elect four Class I Directors to hold office as specified in the proxy statement.

  2. To approve an amendment to the Company's 1990 Stock Incentive Plan to increase the aggregate number of shares of Common Stock available for awards.

  3. To approve an amendment to the Company's bonus compensation plan to increase the bonus amounts that may be awarded.

  4. To approve the appointment of independent auditors.

  5. To act upon a shareholder proposal regarding stock compensation for key employees, if presented by its proponent.

  6. To transact such other business as may properly come before the meeting.

  The close of business on Friday, April 7, 1995 has been fixed as the record date for the meeting. Only shareholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

  The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

  The Board of Directors urges you to date, sign and return promptly the accompanying form of proxy to give voting instructions with respect to your shares of Common Stock. You are cordially invited to attend the meeting in person. The return of the accompanying form of proxy will not affect your right to vote in person if you do attend the meeting.

                                          Frederick A. Stampone

                                          Senior Vice President, Chief
                                          Administrative Officer and Secretary

April 22, 1995

                       THE PEP BOYS -- MANNY, MOE & JACK
                           3111 WEST ALLEGHENY AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19132

                               ----------------

                                PROXY STATEMENT

                               ----------------

      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 31, 1995

                               ----------------

                                    GENERAL

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pep Boys -- Manny, Moe & Jack (the "Company") for use at the Company's Annual Meeting of Shareholders (the "meeting") to be held on Wednesday, May 31, 1995 at 10:00 a.m. at The Sheraton Valley Forge Hotel, North Gulph Road and First Avenue, King of Prussia, PA 19406, for the purposes set forth in the foregoing Notice. This proxy statement, the foregoing Notice and the enclosed proxy are being sent to shareholders on or about April 22, 1995.

  The Company does not intend to bring any matters before the meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters. Discretionary authority to cumulate votes is also being solicited.

  If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "For" the nominees of the Board of Directors in the election of directors, subject to the discretion of the proxies to cumulate the votes in accordance with their judgment, "For" the proposal to approve the amendment to the 1990 Stock Incentive Plan, "For" the proposal to approve the amendment to the bonus compensation plan, "For" the proposal to approve the appointment of independent auditors, and "Against" the shareholder proposal regarding stock compensation for key employees. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly authorized proxy bearing a later date or by attending the meeting and voting in person.

  According to state law and the Company's By-laws, the presence of a quorum is required to transact business at the meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast on a particular matter. Proxies marked "Abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining a quorum. The shareholder proposal, however, is considered a non-routine matter by the New York Stock Exchange and, therefore, brokers who have not timely received voting instructions from their customers do not have discretion to vote those shares on such matter ("broker non-votes"). Accordingly, broker non-votes will not be included in determining a quorum with respect to the shareholder proposal.

  According to state law and the Company's By-laws, proposals must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the proposals. According to the rules of the Securities and Exchange Commission (the "Commission"), however, the proposal to approve the amendment to the Company's 1990 Stock Incentive Plan requires approval by the affirmative vote of a majority of shares present, or represented by proxy, and entitled to vote at the meeting. Therefore, abstentions will have the same effect as votes against this proposal.

                       OUTSTANDING SHARES, VOTING RIGHTS
                      AND SHAREHOLDINGS OF CERTAIN PERSONS

OUTSTANDING SHARES AND VOTING RIGHTS

  At the close of business on Friday, April 7, 1995, the record date for the meeting, there were 61,554,346 outstanding shares of the Company's Common Stock ("Common Stock"), the only class of voting securities outstanding. Of these shares, 2,232,500 were held by the trustee under The Pep Boys--Manny, Moe & Jack Flexitrust, a flexible employee benefits trust established on April 29, 1994 to fund a portion of the Company's obligations arising from various employee compensation and benefit plans. Under the terms of the Flexitrust, all shares held for participating employees by the trustee will be voted or not as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received. The record holders of Common Stock on the record date will be entitled to one vote per share on all matters (other than the election of Directors) voted upon at the meeting and will be entitled to vote cumulatively in the election of Directors. Cumulative voting entitles each shareholder to a number of votes equal to the number of shares owned by the shareholder on the record date multiplied by the number of Directors to be elected, and the shareholder may cast all of his votes for one nominee for Director or allocate the votes among two or more nominees.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information respecting the equity securities of the Company beneficially owned at the close of business on April 7, 1995 by each holder of 5% or more of Common Stock, by each director and nominee for director of the Company, by each executive officer of the Company and by all executive officers and directors of the Company as a group. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be "beneficially owned" by a person, whether or not he has any economic interest in the shares, if he has or shares the power to vote or dispose of the shares.

                                   AMOUNT AND NATURE OF
          NAME OF                  BENEFICIAL OWNERSHIP                   PERCENT OF
      BENEFICIAL OWNER               OF COMMON STOCK                        CLASS
      ----------------             --------------------                   ----------
  Benjamin Strauss                      1,231,653 /(1)/
                                        1,299,310 /(1a)/
                                        ---------
                                        2,530,963                            3.9%
  Lester Rosenfeld                      1,223,887 /(2)/
                                        1,095,605 /(2a)/
                                        ---------
                                        2,319,492                            3.6%
  Mitchell G. Leibovitz                 1,515,961 /(3)/
                                          620,872 /(3a)/
                                        ---------
                                        2,136,833                            3.3%
  Michael J. Holden                       270,199 /(4)/
                                          620,872 /(3a)/
                                        ---------
                                          891,071                            1.4%
  Frederick A. Stampone                   190,681 /(5)/                        +
  Wendel H. Province                      185,426 /(6)/                        +
  Mark L. Page                             97,306 /(7)/                        +
  Lennox K. Black                          37,500 /(8)/                        +
  Bernard J. Korman                        37,500 /(9)/                        +
  Pemberton Hutchinson                     17,142 /(10)/                       +
  Myles H. Tanenbaum                       15,642 /(11)/                       +
  J. Richard Leaman, Jr.                   14,485 /(12)/                       +

                                   AMOUNT AND NATURE OF
          NAME OF                  BENEFICIAL OWNERSHIP                   PERCENT OF
      BENEFICIAL OWNER               OF COMMON STOCK                        CLASS
      ----------------             --------------------                   ----------
  David V. Wachs                            4,500 /(8)/                         +
  Malcolmn D. Pryor                           860 /(8)/                         +
  Total of all Executive
   Officers and Directors
   as a Group (14 Persons)              7,858,529 /(13)/                     12.1%

- - ------------
+    Represents less than 1%.
(1) This includes 66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest and 5,500 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(1a) These shares are owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee.
(2) This includes 50,976 shares owned by Mr. Rosenfeld's wife, 45,000 shares owned by a trust in which Mr. Rosenfeld has a beneficial interest and 7,500 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(2a) This includes 604,366 shares owned by the Emanuel Rosenfeld Foundation, a non-profit charitable foundation of which Mr. Rosenfeld is a co-trustee, and 491,239 shares owned by three trusts of which Mr. Rosenfeld is a co-trustee.
(3) This includes 78,367 shares owned by or for the benefit of Mr. Leibovitz' children, 2,213 shares owned by Mr. Leibovitz' spouse and 1,180,740 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(3a) These shares are owned by trusts for the Company's 401(k) savings plan and defined benefit pension plan, of which Messrs. Leibovitz and Holden are co-trustees.
(4) This includes 222,400 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(5) This includes 186,200 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days, and 31 shares owned by Mr. Stampone's minor son.
(6) This includes 184,000 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(7) This includes 96,300 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(8) This represents shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(9) This includes 7,500 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(10) This includes 15,642 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(11) This includes 6,642 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(12) This includes 13,485 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(13) This includes 1,968,769 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days granted to all executive officers and directors.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

  At the meeting, the shareholders will elect four Class I directors to hold office, subject to the provisions of the Company's By-laws, until the Annual Meeting of Shareholders in 1998 and until their respective successors shall have been duly elected and qualified. The Company's Board of Directors is presently comprised of ten directors. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the present Class I directors expires at the meeting. Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote for the election of the nominees named below, reserving the right to cumulate votes according to their judgment. The Board of Directors believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees. The four nominees for director receiving a plurality of the votes cast will be elected.

  The nominees for election as Class I directors to serve until the Annual Meeting of Shareholders in 1998 and the directors whose terms of office continue after the meeting, together with certain information about them, are as follows:

                                       HAS BEEN
                                          A
                                       DIRECTOR  TERM      PRESENT POSITION
      NAME                         AGE  SINCE   EXPIRES      WITH COMPANY
      ----                         --- -------- -------    ----------------
Class I Directors
 Benjamin Strauss.................  58   1970    1995   Director
 David V. Wachs...................  68   1985    1995   Director
 Myles H. Tanenbaum...............  64   1990    1995   Director
 Malcolmn D. Pryor................  48   1994    1995   Director
Class III Directors
 Mitchell G. Leibovitz............  49   1985    1996   Director, Chairman, CEO
                                                        and President
 Lester Rosenfeld.................  69   1959    1996   Director
 Lennox K. Black..................  65   1987    1996   Director
Class II Directors
 Bernard J. Korman................  63   1983    1997   Director
 Pemberton Hutchinson.............  64   1990    1997   Director
 J. Richard Leaman, Jr............  60   1991    1997   Director

OCCUPATIONS AND OTHER DIRECTORSHIPS HELD BY DIRECTORS AND NOMINEES

  Benjamin Strauss was an executive officer of the Company for many years until his retirement on February 1, 1992. He now serves as a part-time consultant to the Company.

  David V. Wachs is Chairman of the Board of Directors and Chief Executive Officer of Charming Shoppes, Inc., a retailer of women's clothing, the stock of which is traded on the Nasdaq National Market. Mr. Wachs is also a director of Developers Diversified Realty Corporation.

  Myles H. Tanenbaum is the President and a director of Arbor Property Trust, a New York Stock Exchange listed real estate investment trust. Mr. Tanenbaum is also a trustee of Universal Health Realty Income Trust, a New York Stock Exchange listed real estate investment trust. In addition, he is chairman of Arbor Enterprises, owner and operator of a chain of shared office suites.

  Malcolmn D. Pryor is Chairman of the Board of Directors of Pryor, McClendon, Counts & Co., Inc., an investment banking firm headquartered in Philadelphia with offices in ten cities in the United States.

  Mitchell G. Leibovitz has been an executive officer of the Company for more than the last five years.

  Lester Rosenfeld is retired. He was employed as an executive officer of the Company until December 31, 1981, and served as a part-time consultant to the Company for 10 years thereafter.

  Lennox K. Black is the Chairman of the Board of Directors and Chief Executive Officer of Teleflex Incorporated, a diversified technical company active in aerospace, automotive, medical and industrial markets, the stock of which is traded on the New York Stock Exchange. Mr. Black is also Chairman of the Board and Chief Executive Officer of Penn Virginia Corporation, and is a director of Quaker Chemical Corporation and Westmoreland Coal Company.

  Bernard J. Korman is President, Chief Executive Officer and a director of MEDIQ, Incorporated, a healthcare services company, the stock of which is traded on the American Stock Exchange. Mr.

Korman is also a director of The New America High Income Fund, Inc., NutraMax Products, Inc., PCI Services, Inc., Today's Man, Inc., Omega Healthcare Investors, Inc. and Mental Health Management, Inc.

  Pemberton Hutchinson is Chairman of the Board of Westmoreland Coal Company, a coal mining company, the stock of which is traded on the New York Stock Exchange. Mr. Hutchinson is also a director of Teleflex Incorporated and Mellon Bank Corporation. Westmoreland Coal Company, of which Mr. Hutchinson was an executive officer through June 1993, filed a voluntary petition for bankruptcy in the Federal Bankruptcy Court, District of Delaware, on November 8, 1994 and emerged from bankruptcy on December 22, 1994.

  J. Richard Leaman, Jr. is President, Chief Executive Officer and a director of S.D. Warren Company, which manufactures and distributes coated and uncoated printing and publishing papers. From 1991 until December, 1994, Mr. Leaman was Vice Chairman of Scott Paper Company. Mr. Leaman is also a director of Church & Dwight Co., Inc. and S.D. Warren Holdings, Inc.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four regularly scheduled meetings during the last fiscal year.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The directors who are members of the Compensation Committee are Messrs. Black, Korman and Tanenbaum. The Compensation Committee, which held one meeting during the last fiscal year, recommends the compensation for all officers of the Company.

  The directors who are members of the Nominating Committee are Messrs. Hutchinson, Strauss, and Wachs. The Nominating Committee, which held one meeting during the last fiscal year, makes recommendations to the full Board concerning the qualifications and selection of candidates for election to the Board. The Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company, 3111 West Allegheny Avenue, Philadelphia, PA 19132, stating in detail the qualifications of such persons for nomination.

  The directors who are members of the Audit Committee are Messrs. Leaman, Rosenfeld and Pryor. The Audit Committee, which held two meetings during the last fiscal year, reviews the audited financial statements of the Company and makes recommendations to the full Board on matters concerning the Company's audits. In the last fiscal year, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and meetings held by the committee on which he served, except for Mr. Rosenfeld, who was unable to attend a meeting of the Board of Directors and a meeting of the Audit Committee on November 30, 1994 due to illness.

  In accordance with the Company's By-laws, a shareholder may be entitled to nominate one or more persons for election as a director at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered personally to or mailed and received by the Company at the executive offices of the Company not less than 50 days nor more than 75 days prior to the annual meeting, except that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder's notice must be received not later than the close of business on the 10th day following the day on which such public disclosure was made. In addition, the shareholder's notice must set forth the names and addresses of the shareholder making the nomination and of the proposed nominees, a representation that said shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominees, the proposed nominees' principal occupation(s) for the past 5 years and a written consent of each proposed nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

COMPENSATION OF DIRECTORS

  Non-management directors each were entitled to receive directors' fees at the rate of $15,000 per annum during fiscal year 1994, plus $2,500 per annum for each Committee of the Board on which such director served. Under a deferred compensation plan, directors' fees may be deferred in whole or in part at the election of the director. Compensation so deferred may be deemed to be invested in shares of Common Stock determined by reference to the market price on the date of credit, if so designated by the director. Amounts deemed invested in shares are credited with dividends; other amounts accrue interest at the prime rate charged by the Company's principal lender.

  Under the 1990 Stock Incentive Plan, upon becoming a non-management director, each director is granted an option to purchase, at fair market value on the date of the grant, a number of shares of Common Stock which is equal to $150,000 divided by the fair market value of the shares on the date of grant. Thereafter, on the fifth anniversary of the most recent grant of an option to that non-management director, the director will be granted an option to purchase, at fair market value on the date of the grant, that number of shares which is equal to $100,000 divided by the fair market value of the shares on the date of the grant. Options granted to non-management directors are exercisable in cumulative installments; options for one-fifth of the number of shares granted are immediately exercisable and options for an additional one-fifth of the number of shares granted become exercisable on each of the next four anniversary dates.

  Benjamin Strauss, an executive officer of the Company for many years, entered into a consulting and retirement agreement as of February 2, 1992 pursuant to which Mr. Strauss received $122,500 in fiscal 1994 and will receive that amount in each of the two following years, plus certain additional benefits payable for a ten year period. The amounts payable to Mr. Strauss are in addition to the fees and options to which Mr. Strauss is entitled as a non-management director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock. To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company, during fiscal 1994, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent shareholders were complied with, except that one initial report, required to be filed by Malcolmn D. Pryor upon his appointment to the Board of Directors and to disclose the employee stock options granted to him in connection with such appointment, was not timely filed.

                            EXECUTIVE COMPENSATION

  The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the Company's other executive officers:

                          SUMMARY COMPENSATION TABLE

                                                         LONG TERM COMPENSATION
                                                        -------------------------
                                  ANNUAL COMPENSATION     AWARDS       PAYOUTS
                                ----------------------- -----------  ------------
                                                        SECURITIES                   ALL OTHER
        NAME AND         FISCAL                         UNDERLYING   LTIP PAYOUTS   COMPENSATION
   PRINCIPAL POSITION     YEAR  SALARY ($)(A) BONUS ($) OPTIONS (#)      ($)           ($)(B)
   ------------------    ------ ------------- --------- -----------  ------------   ------------
Mitchell G. Leibovitz...  1994     650,231     197,100        --            --          8,226
 Chief Executive          1993     620,193      93,750        --            --          8,299
 Officer & President      1992     600,000     230,000    300,000(c)  4,150,000(c)      6,261
Wendel H. Province......  1994     292,721      93,750     85,000           --         16,079(d)
 Executive Vice
  President &             1993     264,616      40,125     15,000           --         15,397
 Chief Operating Officer  1992     252,500      96,792     35,000           --         15,599
Michael J. Holden.......  1994     275,644      69,625        --            --          6,139
 Senior Vice President &  1993     262,597      39,750        --            --          5,976
 Chief Financial Officer  1992     252,500      96,792        --            --          4,733
Frederick A. Stampone...  1994     207,885      47,250        --            --          5,120
 Senior Vice President &  1993     198,078      30,000        --            --          5,125
 Chief Administrative     1992     190,000      72,833        --            --          4,546
 Officer
Mark L. Page............  1994     169,713      43,750     20,000           --         13,484(e)
 Senior Vice President--  1993     147,346      22,500     50,000           --         12,738
 Store Operations         1992     111,308      43,696     25,000           --         11,405

- - ------------
(a) The amounts in this column represent the base salary earned by each executive officer during the last three fiscal years. The annual base salary for each executive officer as of March 31, 1995 is as follows: Mr. Leibovitz -- $700,000; Mr. Province -- $400,000; Mr. Holden -- $300,000;
    Mr. Stampone -- $210,000; and Mr. Page -- $200,000.
(b) All Other Compensation for fiscal 1994 includes the following: (1) $4,620 contributed by the Company to each executive officer's account in the Company's 401(k) Savings Plan; and (2) the cost of group term life insurance premiums in excess of $50,000 of coverage provided by the Company on behalf of each executive officer, as follows: Mr. Leibovitz --
     $3,606; Mr. Province -- $819; Mr. Holden -- $1,519; Mr. Stampone -- $500;
    and Mr. Page -- $829.
(c) This amount represents compensation resulting from the exercise in full by Mr. Leibovitz of 300,000 performance units granted in June, 1986 in connection with his election as President of the Company. The action was taken in view of federal tax legislation which limits the amount of compensation deductible by the Company. The award entitled Mr. Leibovitz to the amount by which 300,000 shares of the Company's stock increased in value from the closing price of the stock ($9.04) on the date of his election until the date of exercise. In December, 1992, the Board of Directors, upon recommendation of the Compensation Committee, authorized the accelerated exercise of the portion of the award not yet exercisable, to enable Mr. Leibovitz to fully realize the value of the award in 1992, thereby securing the full deductibility of such compensation by the Company.
(d) Included in this amount in fiscal 1994 is $10,640 representing annual forgiveness of 10% of the total amount of advances made by the Company to Mr. Province in connection with his relocation to Philadelphia. As of September 4, 1994, there was no remaining balance outstanding on these advances.
(e) Included in this amount in fiscal 1994 is $8,035 representing annual forgiveness of 20% of the total amount of advances made by the Company to Mr. Page in connection with his relocation from Dallas to Los Angeles.

CHANGE IN CONTROL AGREEMENTS

  During fiscal 1988, 1989 and 1993, the Company entered into agreements with Messrs. Leibovitz, Holden, Stampone, Province and Page, executive officers of the Company, which generally become effective upon a "change in control" of the Company. The agreements will become effective for a term of three years in the case of Mr. Leibovitz and two years with respect to each of the other executives. During the term of the agreement, each of the executives would be entitled to compensation at a rate not less than his compensation immediately prior to the agreement becoming effective, to benefits comparable to those available prior to the change in control and to a position with authority, status and responsibilities comparable in all material respects to those held previously. In the event that the executive's position is changed after the agreement becomes effective, he has the right to terminate the agreement and receive a lump sum payment equal to the remainder of his salary, and he and his family are to receive the benefits to which he is entitled for the remaining term of the agreement or a payment equal to the value of those benefits. A trust agreement has been established to better assure executive officers of payment under these agreements in the event that a change of control of the Company should occur.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal year 1994, the Company made advances to Mr. Province, Executive Vice President & Chief Operating Officer, totaling $540,587. On May 25, 1994, Mr. Province delivered an unsecured promissory note for the amount of the indebtedness, providing for interest at the prime rate, which interest will be capitalized at the end of each fiscal year of the Company and added to the principal balance outstanding and shall thereafter be deemed principal and shall bear interest. The balance outstanding on this note at January 28, 1995, including capitalized interest through that date, was $569,038. The note provides for repayment by December 31, 1999.

  During fiscal 1991 and 1992, the Company made advances to Mr. Page, Senior Vice President--Store Operations, for use in connection with his relocation from Dallas to Los Angeles, aggregating $40,175. In February, 1991, Mr. Page delivered an unsecured promissory note for the amount of the indebtedness, providing for principal repayment on February 3, 1996, a proportionate amount of forgiveness on each anniversary of the note, and imputed interest at the statutory rate during the term of the note. After a proportionate amount of forgiveness of the indebtedness during fiscal years 1992 through 1994, the balance of the note currently outstanding is $16,066. During fiscal 1993, the Company made advances to Mr. Page for use in connection with his relocation from Los Angeles to Philadelphia, aggregating $65,000. Mr. Page delivered a promissory note to the Company for the amount of the indebtedness, providing for principal repayment, if not paid earlier, on May 31, 1998, and for interest payments during the term of the note at the rate of 5.2% per annum. The note is secured by a second mortgage on Mr. Page's principal residence.

STOCK OPTION GRANTS

  The following table sets forth information concerning the grant of stock options under the Company's 1990 Stock Incentive Plan to the Company's Chief Executive Officer and each of the Company's other executive officers during fiscal 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                              POTENTIAL REALIZED
                                          INDIVIDUAL GRANTS                    VALUE AT ASSUMED
                         ----------------------------------------------------   ANNUAL RATES OF
                           NUMBER OF      % OF TOTAL                              STOCK PRICE
                           SECURITIES      OPTIONS                             APPRECIATION FOR
                           UNDERLYING     GRANTED TO   EXERCISE OR                OPTION TERM
                            OPTIONS      EMPLOYEES IN  BASE PRICE  EXPIRATION -------------------
       NAME              GRANTED (#)(A) FISCAL YEAR(B)   ($/SH)       DATE     5% ($)    10% ($)
       ----              -------------- -------------- ----------- ---------- --------- ---------
Wendel H. Province......     10,000           2.1%       $27.938     3/29/04    176,009   444,214
                             75,000          16.0%       $32.688    11/29/04  1,544,508 3,898,044
Mark L. Page............     20,000           4.3%       $27.938     3/29/04    352,019   888,428

- - ------------
(a) The options to Messrs. Province and Page were granted at a price equal to fair market value on the date of grant (10,000 and 75,000 on March 30 and November 30, respectively, for Mr. Province and 20,000 on March 30 for Mr.
    Page) and provide that 20% are exercisable immediately and an additional 20% is exercisable on each of the following four anniversaries of the date of grant.
(b) In fiscal 1994, options to purchase 469,351 shares of the Company's stock were granted to 994 individuals, including store and service department managers and their supervisors.

STOCK OPTION EXERCISES AND HOLDINGS

  The following table sets forth information related to options exercised during fiscal 1994 by the Company's Chief Executive Officer and each of the Company's other executive officers, and the number and value of options held by such individuals at January 28, 1995.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS
                                                         FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(A)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
          NAME           ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Mitchell G. Leibovitz...        --             --      1,145,740      60,000    22,501,764     540,000
Wendel H. Province......        --             --        152,000     106,000     2,482,938     562,375
Michael J. Holden.......     28,600        714,740       212,400         --      3,772,219         --
Frederick A. Stampone...        --             --        186,200         --      3,456,734         --
Mark L. Page............        --             --         66,040      62,260       895,059     556,020

- - ------------
(a) Amounts are based on the fair market value of common stock on January 28, 1995, which was $31.875.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Lennox K. Black, Bernard J. Korman and Myles H. Tanenbaum. There are no relationships of a nature required to be disclosed herein.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") is comprised of three non-management directors of the Company. The Committee reviews and recommends to the Board of Directors compensation for the executive officers of the Company named in the Summary Compensation Table and other officers of the Company. At the present time, executive compensation consists of base salary, bonus compensation under the Company's Executive Incentive Bonus Plan ("Bonus Plan") and stock options under the Company's 1990 Stock Incentive Plan ("Option Plan").

  The Committee recommends base salaries and administers the Bonus Plan and the Option Plan. Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to be sure that the salaries are at levels which are appropriate to attract and retain high quality individuals. Individual performance is evaluated based on the specific responsibilities of the executive and the value of the services provided, the executive's management skills and experience and the individual's contribution to the overall performance and profitability of the Company.

  In order to determine the Company's competitive position on each element of compensation for the Chief Executive Officer and the other executive officers, the Company retained the services of Towers Perrin, a nationally recognized executive compensation consulting firm. The consultant's assessment was based on a comparison of the Company's compensation levels to a proprietary database comprised of over 500 companies, many of whom are included in the S & P 500 Stock Index. Additionally, the consultant made comparisons to the publicly available data for the eight companies in the S & P Specialty Retail Index, in which the Company is also included.

  For fiscal year 1994, each component of compensation for the Chief Executive Officer, and for the executive officers of the Company as a group, was below the median of the companies in the consultants' general industry database. Because salary levels in the retail industry tend to be slightly higher than general industry, and the companies in the S & P Specialty Retail Index are larger than the Company, the Company's pay levels were set below the median of the companies in the S & P Specialty Retail Index.

  Under the Bonus Plan in effect for fiscal 1994, a base bonus is awarded to each officer for each year in which the Company's pre-tax earnings, exclusive of extraordinary items ("EBT"), exceeds a targeted increase over the prior year's EBT. The Company's EBT for fiscal 1994 exceeded the prior year by 20%; the resulting base bonus awards equalled 30% for the Chief Executive Officer and 18.75% for the other executive officers. The Bonus Plan for all of the executive officers except the Chief Executive Officer also provides for a discretionary bonus of up to one-third of the base bonus, to be determined by the Committee, based upon each executive's contributions, responsibilities and performance during the year. The Committee determined to award to the other executive officers discretionary bonuses ranging from 3.75% to 6.25% of base salary.

  Compensation through stock options, which directly aligns the interests of management with those of shareholders, is a very significant part of the Company's executive compensation. The Company's practice is to make periodic grants of stock options to its executives. In making grants of stock options, the Committee considers both the performance of the executive, competitive data on grant levels provided by the independent consultant and the time since the most recent grant. The intention is to provide a long-term incentive opportunity equal to the median of the broad industry and specialty retail databases. The Company's Stock Incentive Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value on the date of grant. Options granted to the Chief Executive Officer and the other executive officers are generally exercisable for ten years, absent earlier termination of employment. All outstanding (non-qualified) options held by executive officers provide for deferred vesting over four years. The provisions of the Option Plan provide executive officers of the Company with a significant interest in long term growth in the price of the Company's Common Stock.

  On March 30, 1994, the Committee granted options to purchase 10,000 and 20,000 shares to Messrs. Province and Page, respectively, and on November 30, 1994, in recognition of his promotion to Executive Vice President, the Committee granted options to purchase 75,000 shares to Mr. Province.

  The combination of the base salary, the Bonus Plan and the Option Plan reflects the short and long term goals of the Company and aligns executive financial rewards with those of the Company's shareholders. The Committee's philosophy is that overall compensation should be significantly related to the Company's performance in terms of earnings and increases in the Company's value as reflected by its stock price.

  The Committee's current policy is that compensation payable to the Company's named executive officers should generally meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. All compensation earned by executive officers for 1994 was fully deductible. The Bonus Plan and the Option Plan are structured with the intention that compensation payable pursuant to those plans qualifies as "performance based" compensation which is not subject to the $1 million deductibility limit under
Section 162(m).

  This report is submitted by the Compensation Committee:

    Lennox K. Black
    Bernard J. Korman
    Myles H. Tanenbaum

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's shares over the past five fiscal years with the cumulative total return on shares of companies in the Standard & Poor's 500 Index and the Standard & Poor's Retail Specialty Index. The Standard & Poor's Retail Specialty Index is composed of the following companies (in addition to the Company): Circuit City Stores, The Home Depot, Lowe's, Melville, Price/Costco, Tandy, Toys R Us and Woolworth.

             Comparison of Five-Year Cumulative Total Return Among the Company, the S&P 500 Index and the S&P Retail Specialty Index

                                    [GRAPH]

PENSION AND OTHER BENEFIT PLANS

  The Company has a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. The amount of contribution for each individual is not readily ascertainable. Benefits under this plan are not subject to deduction for Social Security or other offset amounts.

  The Company also has an executive supplemental pension plan, which is an unfunded deferred compensation plan for eligible employees who are key employees designated by the Board of Directors. All current executive officers of the Company are covered by this plan. The executive supplemental pension plan provides retirement and death benefits, which are not subject to deduction for Social Security or other offset amounts. The employees covered by this plan have a vested interest after five years as a participant in the plan. Death benefits under the plan are in the annual amount of 50% of the base salary of the eligible employee on the date of his death and are payable for 15 years or until his normal retirement date, whichever is later. The Plan also provides for the lump sum distribution of the present value of the accrued benefits of an eligible employee following a termination of employment in connection with a "change in control" of the Company. A "change in control" shall be deemed to have taken place if: (i) any person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from the Company) the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company (excluding shares of the Company owned by such person prior to the date of this Agreement), and such beneficial ownership continues for five consecutive days or (ii) within a period of two consecutive years, as the result of, or in connection with, any cash tender or exchange offer (other than by the Company), merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Company prior to such event shall cease for any reason to constitute at least a majority of the Board of Directors of the Company or any successor. A trust agreement has been established to better assure executive officers of payment of these benefits if such events occur.

  The following chart shows, based on the highest five year average salary, the approximate annuity under both pension plans, commencing at the employees' normal retirement date (age 65) and payable for the longer of ten years or life:

                               PENSION PLAN TABLE

                                           ESTIMATED ANNUAL RETIREMENT INCOME
                                                    YEARS OF SERVICE
                                         ---------------------------------------
                                                                           25
AVERAGE SALARY                             5      10      15      20    AND OVER
- - --------------                             -      --      --      --    --------
125,000................................. 12,500  25,000  37,500  50,000  62,500
175,000................................. 17,500  35,000  52,500  70,000  87,500
225,000................................. 22,500  45,000  67,500  90,000 112,500
275,000................................. 27,500  55,000  82,500 110,000 137,500
325,000................................. 32,500  65,000  97,500 130,000 162,500
375,000................................. 37,500  75,000 112,500 150,000 187,500
475,000................................. 47,500  95,000 142,500 190,000 237,500
525,000................................. 52,500 105,000 157,500 210,000 262,500
575,000................................. 57,500 115,000 172,500 230,000 287,500
625,000................................. 62,500 125,000 187,500 250,000 312,500
675,000................................. 67,500 135,000 202,500 270,000 337,500
725,000................................. 72,500 145,000 217,500 290,000 362,500

  Covered compensation under the pension plans for executive officers is equal to the salaries of the executive officers as set forth in the salary column of the Summary Compensation Table. The credited years of service under the pension plans for each of those individuals, in the order in which they are named, are 16, 5, 15, 13 and 19, respectively.

               PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                           1990 STOCK INCENTIVE PLAN

  On May 21, 1990, the shareholders of the Company approved the adoption of the Company's 1990 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to recognize the contributions made to the Company by its key employees, including store and service managers, their supervisors, administrators and professional support staff, officers and members of the Board of Directors of the Company; to provide such persons with an additional incentive to devote themselves to the Company's future success; and to improve the Company's ability to attract and retain individuals upon whom the Company's sustained growth and financial success depend.

  On June 1, 1993, the shareholders approved an amendment to the Plan to increase the aggregate number of shares of Common Stock ("Shares") available for awards under the Plan from 1,000,000 to 2,500,000 Shares, the majority of which have been awarded through stock option grants over the past five years. The Board of Directors has unanimously approved and recommends that the shareholders approve an amendment to the Plan: (i) to increase the number of Shares available for awards by 1,500,000, to a total of 4,000,000 Shares, and
(ii) to limit to 500,000 the number of Shares for which awards may be granted to any one employee in any year.

  The material provisions of the 1990 Stock Incentive Plan, as proposed to be amended, are as follows:

    Number of Shares. The Plan authorizes the granting of awards in the form of stock options or restricted stock, or a combination thereof (collectively, the "Awards"). The aggregate maximum number of Shares available for Awards, including options already granted, is 4,000,000, subject to adjustment to reflect changes in the Company's capitalization. No person may be granted awards under the Plan covering more than 500,000 Shares in any one calendar year.

    Market Value. On April 14, 1995, the closing price for Common Stock on the New York Stock Exchange was $29.38.

    Administration. The Plan is administered by the members of the Board of Directors of the Company who are not employees of the Company or by a committee designated by the Board of Directors composed of three or more non-management directors. At present, the Plan is administered by the Compensation Committee of the Board of Directors which is composed of three non-management directors (the "Committee"). The Committee is authorized to interpret and implement the Plan and the documents entered into pursuant to the Plan, and to make all determinations necessary or advisable in administering the Plan. Awards will be evidenced by non-transferable written documents containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate.

    Eligibility. The Plan is open to participation by all key employees and directors of the Company. As of March 31, 1995, the Company had an aggregate of 1,269 employees and 9 non-management directors eligible to participate in the Plan. The Plan provides that each non-management director, without any action by the Committee, will automatically receive option grants as described hereafter and that no other Awards will be made to those directors under the Plan. Each non-management director when first elected to the Board of Directors will be granted an option to purchase, at fair market value on the date of the grant, a number of Shares which is equal to $150,000 divided by the fair market value of the Shares on the date of grant. Thereafter, on the fifth anniversary of the most recent grant of an option under the Plan or any other stock option plan previously or hereafter adopted by the Company, each non-management director will be granted an option to purchase, at fair market value on the date of the grant, that number of Shares which is equal to $100,000 divided by the fair market value of the Shares on the date of the grant. All options granted to non-management directors vest and become exercisable in cumulative installments over a four year period, with one-fifth vesting on the date of grant and one-fifth vesting on each of the next four anniversaries of the grant.

    Term of Plan. No awards may be made under the Plan after March 28, 2000.

    Options. The exercise price of all options granted under the Plan shall be not less than 100% of the fair market value of the shares on the date the option is granted or, in the case of an incentive stock option (ISO) within the meaning of Section 422 of the Internal Revenue Code (the "Code"), at least 110% of the fair market value of the Shares on the date the option is granted if the optionee owns, directly or by attribution, Shares possessing more than 10% of the total voting power of all of the Common Stock of the Company. Both ISOs and options not intended to qualify as ISOs (Nonqualified Options) may be granted under the Plan. Unless an option is specifically designated at the time of grant as an ISO, options issued under the Plan will be Nonqualified Options.

    Termination of Options. All options terminate on the earliest of (a) the expiration of the term specified in the option, which shall not exceed (i) ten years from the date of grant or (ii) in the case of an ISO, five years from the date of grant if the recipient on the date of grant owns, directly or by attribution, Shares possessing more than 10% of the voting power of the Common Stock of the Company; (b) the expiration of sixty days from the date the optionee's employment or service terminates for any reason other than disability, death or cause (as defined in the Plan); (c) the expiration of 180 days from the date the optionee's employment or service terminates by reason of disability or death; (d) the date that an optionee's employment or service terminates for cause; (e) immediately upon the occurrence of a willful breach of the terms of an optionee's employment contract or an act of disloyalty (as defined in the Plan) by an optionee to the Company; or (f) the date set by the Committee to be an accelerated expiration date in the event of a dissolution or liquidation of the Company or upon the occurrence of certain other corporate transactions.

    Payment for Options. An optionee may pay for Shares issuable upon exercise of an option in a combination of cash or certified check or, if the option so provides, in Shares held by the optionee based on the fair market value of the Shares at the time of payment.

    Restricted Stock Awards. Restricted stock awards are Shares issued in the name of the recipient (the "Restricted Stock"), but which are subject to restrictions on transfer and risks of forfeiture. The Committee determines the restrictions and conditions applicable to the issuance of Restricted Stock, and the period of time during which Restricted Stock remains subject to such restrictions and conditions, which period shall be at least one year (the "Restricted Period"). The conditions must be satisfied in order for the Restricted Stock to vest in the recipient without risk of forfeiture. The unvested shares of Restricted Stock are subject to forfeiture if the recipient fails to remain in the employ of the Company during the Restricted Period except in the case of death or disability. Except as otherwise determined by the Committee, the recipient shall have all of the rights of a holder of Shares during the Restricted Period, including without limitation the right to receive such dividends as may be declared from time to time and the right to vote the Restricted Stock.

    Amendments. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable, subject to certain limitations with respect to the provisions specifying option grants to non-management directors. However, the Board of Directors may not, without obtaining shareholder approval within 12 months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs under the Plan, decrease the minimum exercise price of an ISO granted under the Plan or increase the maximum number of shares as to which Awards may be granted under the Plan.

    Tax Aspects of the Plan. For Federal income tax purposes under the Code, a recipient of an ISO will not recognize taxable income upon either the grant or exercise of the ISO. Such an Optionee will recognize long-term capital gain or loss on a disposition of the Shares acquired upon exercise of ISOs provided the Optionee does not dispose of the Shares within two years from the date the ISO is granted or within the year after the Shares subject to the Option were transferred to him. If the Optionee satisfies both of the foregoing holding periods, the Company will not be allowed a tax deduction by reason of the grant or exercise of an ISO.

    Under current Federal income tax law, a recipient of a Nonqualified Option will not recognize taxable income at the time of grant, and the Company will not be allowed a tax deduction by reason of the grant. Such an Optionee will, in general, recognize ordinary income in the taxable year in which he or she exercises the Nonqualified Option, in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price of the Option, and the Company will be allowed a tax deduction in that amount. Upon disposition of the Shares subject to the Option, the Optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held the Shares prior to disposition, equal to the difference between the amount realized on disposition and the Optionee's basis in the Shares subject to the Option (which basis ordinarily is the fair market value of the Shares on the date the Option was exercised).

    Generally, the grant of a Restricted Stock award does not immediately produce taxable income to a recipient or a tax deduction to the Company. At the time the restrictions and conditions expire, however, a recipient will recognize ordinary income in an amount equal to the fair market value of the Shares on the date the restrictions and conditions expire and the Company will be entitled to a corresponding income tax deduction. A recipient who elects under Section 83(b) of the Code within 30 days after the date of the grant, however, will have ordinary income on the date of the grant equal to the fair market value on that date of the Shares of Restricted Stock as if the shares were unrestricted and could be sold immediately. With respect to the sale or exchange of Shares after the restrictions have expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss will commence on the date the restrictions expire. If the recipient makes a timely election pursuant to Section 83(b) of the Code, to be taxed as of the date of the grant, the holding period will commence on the date of the grant and the tax basis will be equal to the fair market value of the Shares on the date of grant as if the Shares were unrestricted and could be sold immediately. Even if no election has been made under Section 83(b) of the Code, any dividends received from the Restricted Stock while the restrictions are in effect will be taxed as additional compensation, and the Company will be entitled to a corresponding compensation deduction. Otherwise, dividends paid on Restricted Stock will be taxed to the recipient at ordinary income rates and will not be deductible by the Company.

  Subject to approval of the proposed amendment to the Plan by the shareholders, on March 31, 1995 the Compensation Committee granted to Mitchell
G. Leibovitz options to purchase 325,000 shares (part of a 500,000-share grant) at the fair market value on the date of grant.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

               PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                         EXECUTIVE INCENTIVE BONUS PLAN

  On June 6, 1989, the Board of Directors approved the adoption of the Company's Executive Incentive Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to provide an incentive for each officer of the Company elected by the Board of Directors and not excluded by the Compensation Committee, including the executive officers named in the Summary Compensation Table ("Participants"), to achieve substantial increases in the profitability of the Company in comparison to the Company's performance in the previous fiscal year by providing bonus compensation tied to such increases in profitability. The approximate number of persons currently eligible to participate is 23.

  The Bonus Plan is administered by the Compensation Committee, which has the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Bonus Plan, including the power and authority to extend, amend, modify or terminate the Bonus Plan at any time and to change award periods and determine the time or times for payment of bonuses. The Compensation Committee establishes the bonus targets and performance goals, and establishes any other measures as may be necessary to meet the objectives of the Bonus Plan.

  No bonuses are awarded under the Bonus Plan unless the pre-tax earnings, exclusive of extraordinary items ("EBT"), of the current fiscal year exceeds EBT for the prior fiscal year by at least 20%. To the extent that EBT equals or exceeds a 20% increase from the prior fiscal year, bonuses are paid. The amount of bonus paid increases for each 1% increment over 20% in EBT over the prior year, up to a maximum award at the 40% EBT increase level. Under the Bonus Plan that was in effect for fiscal 1994, bonus payments determined by the Compensation Committee for all officers except the Chief Executive Officer ranged from 18.75% of base salary at the 20% EBT increase level to 37.5% of base salary at the 40% EBT increase level, and for the Chief Executive Officer from 30% of salary at the 20% EBT increase level to 50% of salary at the 40% EBT increase level.

  The Board of Directors of the Company unanimously approved, and recommends that the shareholders approve, an amendment to the Bonus Plan for fiscal year 1995 to increase the bonus amounts that may be awarded. The Compensation Committee of the Board of Directors, after careful consideration of an executive compensation study conducted by Towers Perrin, an independent compensation consulting firm, has determined that the current award amounts are not comparable or competitive with bonus awards payable by the Company's peers or competitors which were surveyed, particularly considering the unusually challenging hurdle rate of a 20% increase in pre-tax earnings before any bonus is paid. Therefore, the Compensation Committee has recommended, and the full Board has approved, changes to the Bonus Plan that will establish improved bonus awards for the Chief Executive Officer and each of the other executive officers.

  Under the proposed Bonus Plan, eligible participants are grouped into five classes, with each class having a different range of bonus payments for achieving specified EBT targets, as follows: (a) for the Chief Executive Officer, bonus payments range from 50% of base salary at the 20% EBT increase level to 100% of base salary at the 40% EBT increase level; (b) for "Group A", which currently includes Mr. Province, bonus payments range from 33.75% of base salary at the 20% EBT increase level to 67.5% of base salary at the 40% EBT increase level; (c) for Group "B", which currently includes Mr. Holden, bonus payments range from 30% of base salary at the 20% EBT increase level to 56.25% of base salary at the 40% EBT increase level; (d) for Group "C", which currently includes Messrs. Stampone, Page and another officer, bonus payments range from 22.5% of base salary at the 20% EBT increase level to 45% of base salary at the 40% EBT increase level; and (e) for Group "D", which includes the other eligible participants, bonus payments range from 18.75% of base salary at the 20% EBT increase level to 37.5% of base salary at the 40% EBT increase level. The maximum amount payable under the Bonus Plan for fiscal year 1995 to Messrs. Leibovitz, Province, Holden, Stampone and Page is $700,000; $270,000; $168,750; $94,500; and $90,000; respectively. The Company intends for the Bonus Plan to be an ongoing plan in which participants may participate in different groups in future years. The maximum amount payable under the Bonus Plan to any participant in any year is 100% of their base salary for such year.

  The performance goals set forth in the Bonus Plan are intended to satisfy requirements for "performance based" compensation, which is exempt from the $1 million annual deductibility limitation under Section 162(m) of the Code. One of the requirements of Section 162(m) is that the material terms of the performance goals under the Bonus Plan must be disclosed to shareholders and approved by an affirmative vote of a majority of the votes cast on the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               NEW PLAN BENEFITS

  Set forth below is a tabular presentation of the benefits and amounts that would have been received by or allocated to each of the indicated persons under the Executive Incentive Bonus Plan as proposed to be amended, had the amended Plan been in effect during the last fiscal year but using current salaries. The table also shows the number of options granted to each of the indicated persons under the amended and restated 1990 Stock Incentive Plan that are contingent upon shareholder approval of the proposal to increase the number of shares available for issuance under the Plan.

                                            1990 STOCK      EXECUTIVE INCENTIVE
                                          INCENTIVE PLAN        BONUS PLAN
                                       -------------------- -------------------
                                         DOLLAR   NUMBER OF  DOLLAR   NUMBER OF
          NAME AND POSITION            VALUE $(3) UNITS(1)  VALUE ($)   UNITS
          -----------------            ---------- --------- --------- ---------
Mitchell G. Leibovitz
 Chairman, Chief Executive
 Officer and President................    N/A      325,000  $350,000     N/A
Wendel H. Province
 Executive Vice President
 and Chief Operating Officer..........    N/A            0  $135,000     N/A
Michael J. Holden
 Senior Vice President and
 Chief Financial Officer..............    N/A            0  $ 90,000     N/A
Frederick A. Stampone
 Senior Vice President and Chief
 Administrative Officer...............    N/A            0  $ 47,250     N/A
Mark L. Page
 Senior Vice President--
 Store Operations.....................    N/A            0  $ 45,000     N/A
Executive Officer Group...............    N/A      325,000  $667,250     N/A
Non-Executive Director Group(2).......    N/A            0      *         *
Non-Executive Officer Employee Group..    N/A            0  $409,500     N/A

- - ------------
 * Not eligible for participation
(1) Because the Stock Incentive Plan is a discretionary plan with respect to all participants except the non-management directors, it is not possible to determine what awards the Compensation Committee will grant under this plan in the future. The amount in the table represents the portion of an award of options made by the Compensation Committee to Mr. Leibovitz on March 31, 1995 which is contingent on shareholder approval of the proposal to increase the number of shares available for issuance under the Plan.
(2) Each non-management director when first elected to the Board of Directors, or when first serving as a non-management director, will be granted an option to purchase, at fair market value on the date of grant, that number of shares which is equal to $150,000 divided by the fair market value of the shares on the date of grant. Thereafter, for the remainder of the term of the Plan, each non-management director will receive, on the fifth anniversary of the most recent grant of an option under the plan or any other stock option plan adopted by the Company, an option to purchase at fair market value on the date of grant, that number of shares of Common Stock which is equal to $100,000 divided by the fair market value of the shares on the date of grant.
(3) The options are granted at the fair market value of the Common Stock on the date of grant. Because the dollar value of the options depends upon the market value of the Common Stock which fluctuates, the dollar value of the options cannot be determined at this time.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. If the shareholders do not approve this selection by the affirmative vote of a majority of the votes cast at the meeting, other independent auditors will be considered by the Board upon the recommendation of the Audit Committee.

  A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                              SHAREHOLDER PROPOSAL

  Edward C. Petersen, 319 Douglass Drive, Douglassville, Pennsylvania 19518, beneficial owner of 3,396 shares of Common Stock as trustee under the will of Edward T. Petersen, has submitted the following proposal, which will be voted upon at the meeting if presented by him:

    "It is recommended that the Board of Directors seek rewards other than stock options or stock appreciation rights for future employee incentive compensation."

In support of this proposal, Mr. Petersen stated the following:

    "Stock options as a form of employee compensation may appear to be something for nothing since they don't appear in the income statement, but they dilute the stockholders' equity in a significant way. Even worse, their value depends largely on the movement of the stock market, which in turn is driven ever upward by permanent cheapening of the dollar, as are the financial results of businesses. This process is quite unrelated to the progress of the individual company or to the efforts of individual employees.

    "Stock ownership by employees is desirable. It should be achieved by incentive stock grants and employee stock purchase plans, not by tickets to gamble on a mostly rising stock market."

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS.

  Compensation through stock options is an extremely important component of the Company's employee compensation program. The Company believes that no form of compensation betters aligns the interests of management with those of shareholders. In addition, since such form of compensation is common among other companies, including the Company's competitors, the Company offers stock options in order to attract and retain highly qualified employees. At the same time, the Company has implemented a number of employee incentive programs which do not involve stock, including the Executive Incentive Bonus Plan for officers, the Management Bonus Plan for administrative department heads and the Banner Service Incentive Plan for all store and service managers and assistant managers. These short-term incentives are typically cash bonus arrangements which are paid only upon attainment of stated goals and objectives. The Compensation Committee regularly reviews both stock-based and other incentive compensation with the philosophy that overall compensation should be significantly related to the Company's performance in terms of earnings and increases in the Company's value as reflected by its stock price.

                        COST OF SOLICITATION OF PROXIES

  The accompanying form of proxy will be voted as specified at the meeting.

  The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, said solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or other persons who may be engaged to perform soliciting activities.

                           PROPOSALS OF SHAREHOLDERS

  All proposals which any shareholder of the Company desires to present at the next annual meeting and to have included in the next Board of Directors' Proxy Statement and form of proxy relating to that meeting must be received by Frederick A. Stampone, Senior Vice President--Administration and Secretary of the Company, at the address of the Company appearing on the first page of the Proxy Statement, no later than December 22, 1995.

  In addition to the foregoing, the Company's By-laws provide that a shareholder may be entitled to present an item of business at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered to or mailed and received by the Company at the principal executive offices of the Company not fewer than 50 days nor more than 75 days prior to the annual meeting, except that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder's notice must be received by the Company not later than the close of business on the 10th day following the day on which such public disclosure is made. The shareholder's notice must set forth a general description of each item of business the shareholder proposes to bring before the annual meeting, the name and address of the shareholder proposing to bring such item of business and a representation that the shareholder intends to appear in person or by proxy at the meeting.

                           ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THE PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO FREDERICK
A. STAMPONE, SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                       THE PEP BOYS - MANNY, MOE & JACK
                       --------------------------------

                        EXECUTIVE INCENTIVE BONUS PLAN
                        ------------------------------
                (as amended and restated as of March 31, 1995)


         The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company") established, effective January 29, 1989, an Executive Incentive Bonus Plan for the benefit of officers of the Company who are eligible to participate as provided herein. On March 31, 1992 and March 30, 1994, the Board of Directors of the Company (the "Board") amended the plan in numerous respects. By action of the Board on March 31, 1995, the plan was further amended to read in its entirety as hereinafter set forth (the "Plan").

         1.  Purpose.  The Plan is intended to increase the profitability of the
             -------
Company by giving the officers of the Company a financial stake in the growth and profitability of the Company. The Plan has the further objective of enhancing the Company's executive compensation package, thus enabling the Company to attract and retain executive officers of the highest ability. The Plan is intended to supplement, not replace, any other bonus paid by the Company to its officers and is not intended to preclude the continuation of such arrangements or the adoption of additional bonus or incentive plans, programs or contracts.

         2.  Definitions.
             -----------
             (a) "Award Period" shall mean a measuring period of one Fiscal
                  ------------
Year.

             (b) "Bonus" shall mean a cash payment made by the Company to a
                  -----
Participant after an Award Period, based on increases in EBIT, all as calculated and as more fully set forth under paragraph 5 hereof.

             (c) "Bonus Group" shall mean the level at which Participants shall
                  -----------
participate in the Plan as set forth in Section 4(b).

             (d) "CEO" shall mean the person elected to the office of Chief
                  ---
Executive Officer of the Company by the Board of Directors.

             (e) "CEO Level" shall mean the level that the CEO shall
                  ---------
participate in the Plan as set forth in Section 4(b).

             (f) "Company" shall mean The Pep Boys - Manny, Moe & Jack, a
                  -------
Pennsylvania corporation.

             (g) "Compensation Committee" shall mean the Compensation Committee
                  ----------------------
of the Board.

             (h) "Covered Employee" shall mean any Participant that the
                  ----------------
Compensation Committee reasonably believes may be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code for the taxable year of the Company in which a Bonus would be deductible.

             (i) "EBIT" shall have the meaning set forth in Paragraph 5 hereof.
                  ----

             (j) "Fiscal Year" shall mean the Fiscal Year of the Company which
                  -----------
ends on the Saturday nearest January 31 in each year.

             (k) "Participant" shall have the meaning set forth in Paragraph 4
                  -----------
hereof.

             (l) "President" shall mean the person elected to the office of
                  ---------
President of the Company by the Board.

             (m) "Salary" shall mean the base salary of an officer of the
                  ------
Company for a Fiscal Year, including amounts which Participant elects to forego to provide benefits under a plan which satisfies the provisions of Section 401(k) or Section 125 of the Internal Revenue Code, exclusive of all bonuses paid or accrued with respect to that Fiscal Year, whether or not pursuant to a plan or program.

         3.  Administration, Amendment and Termination.
             -----------------------------------------
             (a) The Plan shall be administered by the Compensation Committee acting by a majority vote of its members. The Compensation Committee shall have the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Plan. The Company's adoption and continuation of the Plan is voluntary. The Compensation Committee shall have the power and authority to extend, amend, modify or terminate the Plan at any time, including without limitation, to change Award Periods, to determine the time or times of paying Bonuses, to establish performance and EBIT goals, and to establish such other measures as may be necessary to meet the objectives of the Plan; provided, however, that, with respect to any Covered Employee, no
      --------  -------
amendment shall change the Bonus calculation formula, as set forth in Section 5 herein, so as to increase the amount of Bonus payable upon attainment of a goal for any Award Period after the beginning of such Award Period. An action to terminate or to substantively amend or modify the Plan shall become effective immediately upon its adoption or on such date as specified by the Compensation Committee, but not with respect to any Fiscal Year prior to the Fiscal Year in which the Compensation Committee so acts.

             (b) All actions taken and all determinations made by the Compensation Committee in accordance with the power and authority conferred upon the Compensation Committee under subsection (a) above shall be final, binding and conclusive on all parties, including the Company and all Participants.

         4.  Participants.
             ------------
             (a) Each officer of the Company selected by the Board to fill such office shall be entitled to participate in the Plan for each Fiscal Year or portion thereof in which such person serves as an officer (the "Participants", or individually, "Participant"), unless excluded from participation by the

Compensation Committee or as provided by paragraph 7 hereof. With respect to a Participant who became an officer during a Fiscal Year, such Participant shall be paid an amount equal to the amount which would have been paid if the Participant had been employed for the entire Award Period, multiplied by a fraction the numerator of which is the number of days during the Award Period that the Participant was an officer of the Company and the denominator of which is the number of days in the Award Period.

             (b) Participants shall participate in the Plan and earn Bonuses in one of four Bonus Groups or at the CEO Level. Prior to the beginning of any Award Period or, in the event that a person first becomes a Participant after the beginning of an Award Period, with respect to such person at such time he first becomes a Participant, the Committee shall determine which Participants will participate in Bonus Group A, Bonus Group B and Bonus Group C. The Chief Executive Officer of the Company shall participate in the Plan at the CEO level. All other Participants shall participate in Bonus Group D.

         5.  Calculation of Bonus.
             --------------------
             (a) Each Participant shall be entitled to payment from the Company of a Bonus equal to the applicable percentage of such Participant's Salary for the Bonus Group in which the Participant participates in the Plan, as set forth in the tables below, for certain percentage increases in EBIT during an Award Period over EBIT for the fiscal year which precedes the Award

Period. For purposes of this Plan, "EBIT" shall mean the consolidated earnings before income taxes of the Company, as determined in accordance with generally accepted accounting principles, and adjusted for any additions or reductions thereto that the President recommends and the Compensation Committee approves in order to eliminate the effect of extraordinary or non-recurring items of income or loss. In determining EBIT, there shall be included as an expense of the Company all bonuses, including, without limitation, those Bonuses paid or accrued under this Plan with respect to the Fiscal Year. For purposes of this Plan, the column in the table below entitled "EBIT Increase" measures EBIT for the Fiscal Year with respect to which the Bonus is being calculated, against EBIT for the immediately preceding Fiscal Year.

EBIT
Increase      CEO Level   Group A   Group B   Group C   Group D
- - --------      ---------   -------   -------   -------   --------
20%            50.00 %    33.75 %   30.00 %   22.50 %   18.75%
21             52.50      35.44     31.31     23.63     19.69
22             55.00      37.13     32.63     24.75     20.63
23             57.50      38.81     33.94     25.88     21.56
24             60.00      40.50     35.25     27.00     22.50
25             62.50      42.19     36.56     28.13     23.44
26             65.00      43.88     37.88     29.25     24.38
27             67.50      45.56     39.19     30.38     25.31
28             70.00      47.25     40.50     31.50     26.25
29             72.50      48.94     41.81     32.63     27.19
30             75.00      50.63     43.13     33.75     28.13
31             77.50      52.31     44.44     34.88     29.06
32             80.00      54.00     45.75     36.00     30.00
33             82.50      55.69     47.06     37.13     30.94
34             85.00      57.38     48.38     38.25     31.88
35             87.50      59.06     49.69     39.38     32.81
36             90.00      60.75     51.00     40.50     33.75
37             92.50      62.44     52.31     41.63     34.69
38             95.00      64.13     53.63     42.75     35.63
39             97.50      65.81     54.94     43.88     36.56
40            100.00      67.50     56.25     45.00     37.50
41 or more    100.00      67.50     56.25     45.00     37.50

Except for EBIT increase calculations above 19.5% but less than 20%, calculations of percentage increases in EBIT shall be rounded to the nearest whole percentage.

             (b) Nothing in this Paragraph 5 shall be used to create any presumption that Bonuses under the Plan are the exclusive means of providing incentive compensation for officers, it being expressly understood and agreed that the Compensation Committee has the authority to recommend to the Board of Directors payments to the officers, in cash or otherwise, based on EBIT or otherwise, other than Bonuses under this Plan, to Participants.

         6.  Payment of Awards.  Bonuses shall be paid in cash within fifteen
             -----------------
days after the Company has publicly announced its consolidated earnings before income taxes for the Fiscal Year with respect to which the Bonus is payable; provided, however, that, with respect to any Covered Employee, no Bonus shall
- - --------  -------
be paid unless and until the Compensation Committee has certified in writing that the EBIT goals as set forth in Section 5 have been met.

         7.  Termination of Employment.
             -------------------------

             (a) Other than as set forth in subparagraph (b) below, a participant may not receive a Bonus for any Award Period if the Participant's employment by the Company has terminated, for any reason whatsoever, with or without cause, prior to the payment of the Bonus with respect to such Award Period.

             (b) If during an Award Period, a participant dies; becomes disabled; or retires on or after his Early Retirement Date

(as defined in the Company's defined benefit pension plan), such Participant (or the Participant's designated beneficiary) shall be paid an amount equal to the amount which would have been paid if the Participant had been an officer for the Award Period, multiplied by a fraction, the numerator of which is the number of days during the Award Period that the Participant was an officer of the Company and the denominator of which is the number of days in the Award Period.

         8.  Assignment and Alienation of Benefits.
             -------------------------------------

             (a) To the maximum extent permitted by law, a Participant's right or benefits under this Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

             (b) If any Participant becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber, or charge any rights to a benefit hereunder, then such right or benefit, in the discretion of the Compensation Committee, may be terminated. In such event, the Company may hold or apply the same or any part thereof for the benefit of the Participant, his or her spouse, children or the dependents, or any of them, in such manner and portion as the Compensation Committee may deem proper.

         9.  Miscellaneous.
             -------------

             (a) The establishment of this Plan shall not be construed as granting any Participant the right to remain in the employ of the Company, nor shall this Plan be construed as limiting the right of the Company to discharge a Participant from employment at any time for any reason whatsoever, with or without cause.

             (b) Notwithstanding anything to the contrary herein, no Bonus shall be paid to any Covered Employee pursuant to the terms hereof unless and until the material terms of the performance goals as set forth in Section 5 are approved by the majority vote of the Company's shareholders in a manner which complies with the requirements of Section 162(m) of the Internal Revenue Code.

             (c) The paragraph headings in this Plan are for convenience only; they form no part of the Plan and shall not affect its interpretation.

             (d) This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                        THE PEP BOYS - MANNY, MOE & JACK


                                        By:_____________________________

                                                          3/15/93

                  THE PEP BOYS - MANNY, MOE & JACK
                      1990 STOCK INCENTIVE PLAN
                        AMENDED AND RESTATED

          1. Purpose. THE PEP BOYS - MANNY, MOE & JACK, hereby adopts the 1990 Stock Incentive Plan (the "Plan"). The Plan is intended to recognize the contributions made to the Company by key employees and members of the Board of Directors of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an affiliate to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

          2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

            (a) "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424 of the Code.

            (b) "Award" means an award granted to an Optionee or a Participant under the Plan in the form of an Option or Restricted Stock, or any combination thereof.

            (c) "Board of Directors" means the Board of Directors of the Company.

            (d)  "Change of Control" shall have the meaning as set forth in
Section 10 of the Plan.

            (e)  "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Committee" means the non-employee members of the Board of Directors or a committee designated by the Board of Directors as described in
Section 3 of the Plan.

            (g) "Company" means The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

            (h) "Disability" shall have that meaning as set forth in section 22(e)(3) of the Code.

            (i)  "Fair Market Value" shall have the meaning as set forth in
Section 8(b) of the Plan.

            (j) "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option "within the meaning of Section 422 of the Code.

            (k) "Non-management Director" means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

            (l) "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

            (m) "Option" means either an ISO or a Non-qualified Stock Option granted under Section 8 of the Plan.

            (n) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

            (o) "Option Document" means the document described in Section 8 which sets forth the terms and conditions of each grant of Options.

            (p) "Participant" means an employee to whom Restricted Stock has been awarded under the Plan, which Restricted Stock has not yet vested in full.

            (q) "Option Price" means the price at which Shares may be purchased, as calculated pursuant to Section 8(b).

            (r) "Restricted Period" means the period of time during which the Shares subject to the Restricted Stock granted to a Participant remain subject to the restrictions and conditions imposed on such Shares, as determined by the Committee.

            (s) "Restricted Stock" means any Shares which are awarded pursuant to the terms of Section 9 hereof and which are subject to the restrictions and conditions set forth in Section 9 hereof for the Restricted Period.

            (t)  "Restricted Stock Agreement" means the document described in
Section 9 which sets forth the terms and conditions of each grant of Restricted Stock.

            (u) "Shares" means the shares of Common Stock, par value $1.00 per share, of the Company which are the subject of Awards.

            (v) "Vest", "Vested" or "Vesting", whether or not used with an initial capital letter, means the time at which Restricted Stock granted under the Plan will no longer be subject to forfeiture, based upon the expiration of the Restricted Period and the satisfaction of other restrictions and conditions imposed on the Shares relating to such Restricted Stock. Upon Vesting, the restrictions and conditions imposed on the Restricted Stock will lapse.

          3. Administration of the Plan. The Plan shall be administered by the members of the Board of Directors of the Company; however, the Board of Directors may designate a committee composed of three or more Non-Management Directors to administer the Plan in its stead. Notwithstanding the foregoing, as to matters pertaining to one or more Non-Management Directors, the Board of Directors shall administer the Plan without participation by any Non-Management Director whose participation could adversely affect the exemptions afforded to the Plan and options granted thereunder by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

            (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

            (b)  Grants.

                 (i) Subject to subsection (ii) of this section 3(b), the Committee shall from time to time at its discretion direct the Company to grant Awards pursuant to the terms of the Plan. The Committee shall have plenary authority to (A) determine the Optionees and Participants to whom, the times, and the price at which Awards shall be granted, (B) determine the type of Award to be granted and the number of Shares subject thereto, (C) determine whether or not an Option is intended to be an ISO, (D) determine the duration of the Restricted Period and the restrictions and conditions to be imposed with respect to each Award; and (E) approve the form and terms and conditions of the Option Documents or the Restricted Stock Agreements, as the case may be, between the Company and the Optionee or Participant; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's or Participant's services and responsibilities, the Optionee's or Participant's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive.

                 (ii) Notwithstanding the foregoing, with respect to each Non-management Director options shall be granted without any further action by the Committee, in accordance with the following subclauses of this subsection (ii), and there shall be no grant of options under this Plan to a Non-management Director other than in accordance with the following subclauses:

                      A. Each Non-management Director when first elected to the Board of Directors subsequent to June 11, 1991, or when first serving as a Non-management Director, shall be granted an Option to purchase, at Fair Market Value on the date of the grant, that number of Shares (rounded to the nearest number divisible by five) which is equal to $150,000 divided by the Fair Market Value of the Shares on the date of grant, such Option to be exercisable in cumulative installments of (I) one-fifth of the number of Shares granted under the Option on or after the date of grant, and (II) one-fifth of the number of Shares granted under the Option on or after each of the next four anniversary dates of the date of grant.

                      B. Each Non-management Director,whether first elected to the Board of Directors prior to or subsequent to June 11, 1991, shall, on the fifth anniversary of the most recent grant of an Option to him under the Plan or any other stock option plan heretofore or hereafter adopted by the Company, be granted an Option to purchase, at Fair Market Value on the date of the grant, that number of Shares (rounded to the nearest number divisible by five) which is equal to $100,000 divided by the Fair Market Value of the Shares on the date of grant, such Option to be exercisable in cumulative installments of (I) one-fifth of the number of Shares granted under the Option on or after the date of grant, and (II) one-fifth of the number of shares granted under the Option on or after each of the next four anniversary dates of the date of grant.

            (c) Exculpation. No member of the Committee shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office under Section 511 of the General Association Act of 1988, as amended (relating to standard of care and justifiable reliance), and (ii) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this subsection 2(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

            (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with orarising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

          4. Awards under the Plan. Awards granted under the Plan may be in the form of a Non-qualified Stock Option, an ISO or Restricted Stock, or a combination thereof, at the discretion of the Committee.

          5. Eligibility. All key employees and members of the Board of Directors of the Company or its Affiliates shall be eligible to receive Awards hereunder. The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee.

          6. Shares Subject to Plan. The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 2,500,000, adjusted as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued shares of Common Stock of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if any Shares with respect to an award of Restricted Stock shall be forfeited for any reason, the Shares may again be the subject of an Award granted pursuant to the Plan.

          7. Term of the Plan. The Plan has been effective since March 29, 1990, the date on which it was adopted by the Board of Directors, subject to the approval by a majority of the votes cast at a duly called meeting of the shareholders, which approval was obtained. No Award may be granted under the Plan after March 28, 2000. No Option granted pursuant to the Plan after all Award availability was utilized by options granted on December 17, 1992 may be exercised before the proposed amendment to the Plan increasing to 2,500,000 the number of Shares for which Awards may be granted is so approved by the Company's shareholders. If the Plan is not so approved on or before March 31, 1994, all Awards granted under the Plan after all Award availability was utilized shall be null and void.

          8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-Qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

            (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include both Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

            (b) Option Price. Each Option Document shall state the Option Price, which, for all Options, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted. If the Shares are traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a recognized securities exchange, the mean between the highest and lowest quoted selling prices thereof, or, if the Shares are not so listed, the mean between the closing "bid" and "asked" prices thereof, as applicable and as the Committee determines, on the day the Option is granted, as reported in customary financial reporting services.

            (c) Exercise. No Option shall be deemed to havebeen exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that
(I) the Shares have not been registered under the Act and are"restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that issuance of Shares should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (A) or
(B) has occurred.

            (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document issued to an employee (and shall provide in the case of Option Documents issued to Non-management Directors) that payment may be made all or in part in shares of the Company's Common Stock held by the Optionee, subject to such limitations and prohibitions as the Committee deems appropriate. If payment is made in whole or in part in shares of the Company's Common Stock, then such Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is not greater than the Option Price of the Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Optionee. The Committee may impose from time to time such limitations and prohibitions on the use by employees of shares of the Common Stock to exercise an Option as it deems appropriate.

            (e) Termination of Options. No Option shall be exercisable after the first to occur of the following:

                 (i) Expiration of the Option term specified in the Option Document, which shall not exceed (A) ten years from the date of grant, or (B) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

                 (ii) Expiration of sixty (60) days from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability, death or as specified in subsection 8(e)(iv), (v) or (vi) or Section 10, below;

                 (iii) Expiration of one hundred and eighty (180) days from the date the Optionee's employment or service with the Company or its Affiliates terminates due to theOptionee's Disability or death;

                 (iv) The date that the employment of an Optionee who is an employee terminates for cause, as determined by the Committee;

                 (v) Immediately upon the occurrence of an act or omission by an Optionee who is an employee which constitutes either (i) the wilful breach of his employment agreement with the Company or an Affiliate, or his engagement in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his employment; or (ii) the disclosure or misuse by Optionee of trade secrets or confidential information of the Company or an Affiliate. The employment of such Optionee shall be deemed to have terminated for cause as of the date of such act or omission, and any stock option granted by the Company to said Optionee and held by such Optionee shall, without the requirement of any notice, terminate as of the date of such act or omission, so long as within 90 days after the Company has obtained sufficient information as to such act or omission, including investigatory confirmation in proper circumstances, to make evaluation by the Committee appropriate, there has been a finding by the Committee, after full consideration of the facts that there has been an act or omission by the Optionee the nature of which is as set forth in clauses (i) or
(ii) above. In addition to such immediate termination of options, the Optionee shall forfeit all option shares for any exercised portion of the option for which the Company has not yet delivered the share certificates to the Optionee, upon refund by the Company of any option price paid by the Optionee.

                 (vi) Immediately, without the requirement of any notice, upon the occurrence of an act by an Optionee who is a Non-management Director which act is, with respect to the Company or an Affiliate, a fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of the Company's or an Affiliate's assets or opportunities.

            (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him or, in the event of his incompetence, by his legal representative.

            (g) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exerciseability of all or any portion of an Option granted to an employee pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

            (h) Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee subject to his consent, except as limited by
Section 12 of the Plan, and except that the consent of the Optionee shall not be required for any amendment made under Section 10 of the Plan.

          9. Restricted Stock Agreements and Terms. Restricted Stock granted pursuant to the Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time approve, which Restricted Stock Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

            (a) Issuance of Shares. Upon an award of Restricted Stock to a Participant and receipt by the Company of a fully executed Restricted Stock Agreement, accompanied by such additional documentation as specified therein, the stock certificate representing the Restricted Stock shall be issued, transferred to and registered in the name of the Participant with such legend thereon as the Committee shall deem appropriate. Such stock certificate shall be held by the Company until the Restricted Stock Vests or is forfeited. The Company shall not be obligated to deliver any stock certificates until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time of the Award are listed nor until there has been compliance with such laws or regulations as the Company may deem applicable, including without limitation registration or qualification of such Shares under any federal or state law.

            (b) Dividends and Voting Rights. Unless the Committee determines otherwise, during the period from the date the Restricted Stock is awarded to the date the Restricted Period expires, the Participant will be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and other distributions declared on such shares from time to time, as distributed. Notwithstanding the foregoing, the Committee shall determine whether dividends of stock and other non-cash distributions with respect to the Restricted Stock shall be withheld by the Company for the account of the Participant and whether they shall be subject to the Vesting and forfeiture provisions applicable to the related estricted Stock. The Committee shall determine whether interest shall be paid on such amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.

            (c) Restricted Period and Vesting Schedule. The Committee shall have the plenary authority to determine the Restricted Period for the Restricted Stock granted to a Participant and the times at which the Shares subject to such Restricted Stock shall Vest, which may be different for each award of Restricted Stock, provided, however that no Shares shall Vest prior to one year from the date of grant of the Restricted Stock. Notwithstanding the foregoing, only whole Shares shall Vest. In the event that a Participant shall become entitled to a fractional Share, such fractional Share shall not Vest unless and until Participant becomes entitled to such number of fractional Shares as shall be equal in sum to a whole Share.

            (d)  Forfeiture of Shares.

                 (i) Except as otherwise provided by the Committee, in the event the Participant's employment or service with the Company terminates for any reason other than Disability or death, or as specified in Section 10 of the Plan, any Shares subject to the Participant's Restricted Stock which has not Vested shall be automatically forfeited by the Participant. Shares which are forfeited may be cancelled by the Company without any action by the Participant.

                 (ii) Except as otherwise provided by the Committee, in the event the Participant's employment or service with the Company terminates due to the Participant's Disability or death, any of the Participant's Restricted Stock which has not Vested shall, if such termination occurs more than one year after the date of the award of such Restricted Stock, vest in the prorated amount equal to the ratio of (A) the number of whole years between the date of the Award and the date of such termination to (B) the total Restricted Period to which the Award is subject, and the balance of the Restricted Stock shall be forfeited. If such termination occurs less than one year after the date of grant of the Award, the Participant's Restricted Stock shall be automatically forfeited by the Participant and may be cancelled by the Company without any action by the Participant.

            (e)  Transfers. During the Restricted Period, no Restricted

Stock awarded under the Plan or any interest therein may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom Restricted Stock is granted, the rights of such Restricted Stock may be exercised only by him or, in the event of his incompetence, by his legal representative. Upon the death of a Participant, the person to whom the rights shall have passed by will or the laws of descent and distribution shall become entitled to the Restricted Stock only in accordance with the provisions of subsection (d) above.

            (f) Other Provisions. The Restricted Stock Agreements shall contain such other provisions as the Committee shall deem advisable.

            (g) Amendment. The Committee shall have the right to amend the Restricted Stock Agreements issued to a Participant subject to his consent, except that the consent of the Participant shall not be required for any amendment made under Section 10 of the Plan.

          10. Change of Control. For purposes of this Section, a "Change of Control" shall mean the happening of any one of the following: (A) the Board of Directors approves and the Company enters into an agreement pursuant to which
(i) the Company will be dissolved or liquidated, or will sell substantially all of its operating assets, or (ii) the Company will merge with and into or be consolidated with one or more corporations or other entities not owned by or affiliated with the Company, and the Company will not be the surviving or acquiring entity; (B) a majority of the Board of Directors of the Company shall consist of persons who are neither present members of the Board of Directors, present executive officers of the Company, nor persons selected by the Board of Directors (rather than elected by the shareholders) as additional or replacement members of the Board of Directors; or (C) a transaction or series of related transactions pursuant to which the Company becomes a 50% or more owned subsidiary of another company. In the event of a Change of Control as defined in subclauses (A) or (C) of the foregoing sentence, the Committee may take whatever action with respect to the Options granted to employees and the Restricted Stock outstanding it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents and declaring the restrictions and conditions contained in the respective Restricted Stock Agreements to have lapsed, in which case the Company shall remove all restrictive legends and stop-transfer orders applicable to the stock certificate for such Restricted Stock, and deliver such certificates to the Participant in whose name they are registered. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exerciseable in full.

          11. Adjustments on Changes in Capitalization. The aggregate number of shares and class of shares as to which Awards may be granted hereunder, the number of shares covered by each outstanding Award and the Option Price, in the case of grants of Options, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee.

          12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not, without obtaining approval by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs under the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of shares as to which Options may be granted. In addition, the provisions of subsection 3(b)(ii) that determine (i) which director shall be granted options pursuant to said section; (ii) the amount of Shares subject to options granted pursuant to said section; (iii) the price at which Shares subject to options granted pursuant to subsection 3(b)(ii) may be purchased; and
(iv) the timing of grants of options pursuant to subsection 3(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended. No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.

          13. No Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Participant in the employ of the Company or an Affiliate and/or as a member of the Company's Board of Directors or in any other capacity.

          14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or in connection with the Vesting of Restricted Stock, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including without limitation allowing the Optionee or Participant to surrender, or have the Company retain from Shares which are otherwise issuable or deliverable in connection with an Award a number of Shares which have a Fair Market Value equal to such tax liability. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's or Participant's compliance, to the Company's satisfaction, with any withholding requirement.

          15. Interpretation. The Plan is sintended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan, or any provisions of any Option granted pursuant to the Plan, would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. Subject to the foregoing, the Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan.

                                   AMENDMENT
                                    TO THE
                         PEP BOYS - MANNY, MOE & JACK
                           1990 STOCK INCENTIVE PLAN
                           -------------------------

     Pursuant to the resolutions of the Board of Directors of The Pep Boys - Manny, Moe & Jack (the "Company), dated March 31, 1995, and subject to approval by the shareholders of the Company at its Annual Meeting to be held on May 31, 1995, the Company's 1990 Stock Incentive Plan (the "Plan") is hereby amended as follows:

     (1) The first sentence of Section 6 of the Plan, entitled "Shares Subject to Plan," shall be amended to read as follows:

          "The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 4,000,000, adjusted as provided in
          Section 11 of the Plan."

     (2) The following sentence shall be added immediately following the first sentence in Section 6 of the Plan:

          "Awards covering no more than 500,000 Shares may be granted to any individual during any calendar year that the Plan is in effect, except as such number of Shares shall be adjusted in accordance with the provisions of Section 11 of the Plan."

     (3) The first sentence of Section 11 of the Plan, entitled "Adjustments on Changes in Capitalization," shall be amended to read as follows:

          "The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the maximum number of Shares for which Awards may be granted to any individual during any calendar year, the number of Shares covered by each outstanding Award and the Option Price, in the case of grants of Options, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization, or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company."

     This amendment shall be effective as of the date of its approval by the shareholders of the Company.

                       THE PEP BOYS - MANNY, MOE & JACK

           Annual Meeting of Stockholders - To Be Held MAY 31, 1995

                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) Mitchell G. Lelbovitz, Michael J. Holden, and each of then, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys - Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 1995 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, FOR PROPOSAL NUMBER 3, FOR PROPOSAL NUMBER 4, AGAINST PROPOSAL NUMBER 5 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                        (To Be Signed on Reverse Side)


[X]  Please mark your
     votes as in the
     example

              FOR                    WITHHOLD
   all nominees listed to the authority to vote for
    right (except as marked    all nominees listed
     to the contrary below)       to the right      NOMINEES: Benjamin Strauss
(1) ELECTION                                                  David V. Wachs
    OF                                                        Myles H. Tanenbaum
    DIRECTORS:  [_]                   [_]                     Malcomn D. Pryor
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

__________________________________________________

The Board of Directors recommends a vote FOR Items 1,2,3 and 4.

                                                       FOR AGAINST ABSTAIN
 (2)  To approve an amendment to the                   [_]   [_]     [_]
      Company's 1990 stock plan.

 (3)  To approve an amendment to the                   [_]   [_]     [_]
      Company's bonus comprehension plan.

 (4)  To approve the appointment of                    [_]   [_]     [_]
      Deloitte & Touche LLP as the
      Company's independent auditors.

_______________________________________________________________
The Board of Directors recommends a vote AGAINST Item 5.

 (5)  Shareholder proposal: to recommend               [_]   [_]     [_]
      that management seek rewards other
      than stock options or stock
      appreciation rights.




SIGNATURE(S) _________________________________________  DATE ________________
Note Please date and sign exactly as your name appears on the form and mail the proxy promptly. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, if shares are held jointly, both should sign.